December 2024

Preliminary Pricing Supplement No. 5,198

Registration Statement Nos. 333-275587; 333-275587-01

Dated December 2, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Bank of America Corporation, the Common Stock of Citigroup Inc. and the Common Stock of The Goldman Sachs Group, Inc. due December 23, 2026

Fully and Unconditionally Guaranteed by Morgan Stanley

￭Linked to the lowest performing of the common stock of Bank of America Corporation, the common stock of Citigroup Inc. and the common stock of The Goldman Sachs Group, Inc. (each referred to as an “underlying stock”)

￭The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. Unlike ordinary debt securities, the securities do not pay interest, do not guarantee the repayment of principal and are subject to potential automatic call prior to the maturity date upon the terms described below. The securities have the terms described in the accompanying product supplement for principal at risk securities and prospectus, as supplemented or modified by this document.

￭Automatic Call. The securities will be automatically called if the stock closing price of each underlying stock on any of the calculation days is greater than or equal to its respective starting price for a call payment equal to the face amount plus a call premium. The call premium applicable to each calculation day will be a percentage of the face amount that increases for each calculation day based on a simple (non-compounding) return of at least 21.25% per annum (to be determined on the pricing date). No further payments will be made on the securities once they have been called.

￭Maturity Payment Amount. If the securities are not automatically called, you will receive at maturity a cash payment per security as follows:

￭If the ending price of any underlying stock is less than its respective starting price but the ending price of each underlying stock is greater than or equal to 70% of its respective starting price, which we refer to as the respective downside threshold price, you will receive a maturity payment amount of $1,000 per $1,000 security.

￭If the ending price of any underlying stock is less than its respective downside threshold price, investors will be exposed to the full decline in the lowest performing underlying stock on a 1-to-1 basis, and will receive a maturity payment amount that is less than 70% of the face amount of the securities and could be zero.

￭Investors may lose a significant portion, or all, of the face amount of the securities.

￭The securities are for investors who are willing to forgo current income and participation in the appreciation of any underlying stock in exchange for the possibility of receiving a call payment or maturity payment amount greater than the face amount of the securities if each underlying stock closes at or above the respective starting price on a calculation day or the final calculation day, respectively.

￭Because all payments on the securities are based on the lowest performing underlying stock, a decline beyond the respective downside threshold price of any underlying stock will result in a significant loss of your investment, even if the other underlying stocks have appreciated or have not declined as much.

￭Investors will not participate in any appreciation of any underlying stock.

￭The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment

￭These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any of the underlying stocks.

The current estimated value of the securities is approximately $962.90 per security, or within $35.00 of that estimate. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 4.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$23.25	$976.75
Total	$	$	$

(1) Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $23.25 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $17.50 per security, and WFA may receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2) In respect of certain securities sold in this offering, we may pay a fee of up to $2.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3) See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Principal at Risk Securities dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Bank of America Corporation, the Common Stock of Citigroup Inc. and the Common Stock of The Goldman Sachs Group, Inc. due December 23, 2026

Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	December 23, 2026†, subject to postponement if the final calculation day is postponed
Underlying stocks:

Common stock of Bank of America Corporation (the “BAC Stock”), common stock of Citigroup Inc. (the “C Stock”) and the common stock of The Goldman Sachs Group, Inc. (the “GS Stock”) (each referred to as an “underlying stock,” and collectively as the “underlying stocks”)

Automatic call:

If, on any calculation day, beginning on December 23, 2025, the stock closing price of each underlying stock is greater than or equal to its respective starting price, the securities will be automatically called for the applicable call payment on the related call settlement date. The last calculation day is the final calculation day, and any payment upon an automatic call on the final calculation day, if applicable, will be made on the maturity date.

The securities will not be automatically called on any call settlement date if the stock closing price of any underlying stock is below its respective starting price on the related calculation day.

Any positive return on the securities will be limited to the applicable call premium, even if the stock closing price of any underlying stock on the applicable calculation day significantly exceeds its starting price. You will not participate in any appreciation of any underlying stock.

Call payment:

The call payment will be an amount in cash per face amount corresponding to a return at a per-annum rate that will be set on the pricing date, as follows:

●1st calculation day: at least $1,212.50, which corresponds to a call premium of at least 21.25%

●2nd calculation day: at least $1,318.75, which corresponds to a call premium of at least 31.875%

●Final calculation day: at least $1,425.00, which corresponds to a call premium of at least 42.50%

The actual call payment and call premium applicable to each calculation day will be determined on the pricing date.

No further payments will be made on the securities once they have been called.

Calculation days:	Semi-annually, as follows: ●1st calculation day: December 23, 2025†* ●2nd calculation day: June 23, 2026†* ●Final calculation day: December 18, 2026†*
Call settlement date:	Three business days after the applicable calculation day.*
Maturity payment amount:

If the securities are not automatically called, you will be entitled to receive on the maturity date a cash payment per security as follows:

￭if the ending price of any underlying stock is less than its respective starting price but the ending price of each underlying stock is greater than or equal to its respective downside threshold price:

$1,000; or

￭if the ending price of any underlying stock is less than its respective downside threshold price:

$1,000 × performance factor of the lowest performing underlying stock

Under these circumstances, you will lose more than 30%, and possibly all, of your investment.

Lowest performing underlying stock:	The underlying stock with the lowest performance factor
Performance factor:	With respect to each underlying stock, the ending price divided by the starting price
Starting price:	With respect to the common stock of Bank of America Corporation: $ , its stock closing price on the pricing date.

December 2024 Page 2

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Bank of America Corporation, the Common Stock of Citigroup Inc. and the Common Stock of The Goldman Sachs Group, Inc. due December 23, 2026

With respect to the common stock of Citigroup Inc.: $ , its stock closing price on the pricing date.

With respect to the common stock of The Goldman Sachs Group, Inc.: $ , its stock closing price on the pricing date.

Ending price:	With respect to each underlying stock, the stock closing price on the final calculation day.
Downside threshold price:

With respect to the common stock of Bank of America Corporation: $ , which is equal to 70% of its starting price.

With respect to the common stock of Citigroup Inc.: $ , which is equal to 70% of its starting price.

With respect to the common stock of The Goldman Sachs Group, Inc.: $ , which is equal to 70% of its starting price.

Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	December 18, 2024†
Original issue date:	December 23, 2024† (3 business days after the pricing date)
CUSIP / ISIN:	61777RBG7 / US61777RBG74
Listing:	The securities will not be listed on any securities exchange.
Agents:

Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”

†To the extent we make any change to the pricing date or original issue date, the calculation days and maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

* Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities.

December 2024 Page 3

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Bank of America Corporation, the Common Stock of Citigroup Inc. and the Common Stock of The Goldman Sachs Group, Inc. due December 23, 2026

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000 per security. We estimate that the value of each security on the pricing date will be approximately $962.90, or within $35.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the call payment amounts and the downside threshold prices, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

December 2024 Page 4

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Bank of America Corporation, the Common Stock of Citigroup Inc. and the Common Stock of The Goldman Sachs Group, Inc. due December 23, 2026

Investor Considerations

The Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Bank of America Corporation, the Common Stock of Citigroup Inc. and the Common Stock of The Goldman Sachs Group, Inc. due December 23, 2026 (the “securities”) may be appropriate for investors who:

￭Seek the potential for a fixed return if each underlying stock has appreciated at all as of any of the calculation days in lieu of full participation in any potential appreciation of any or all of the underlying stocks;

￭Understand that if the stock closing price of any underlying stock is less than its respective starting price on each calculation day, they will not receive any positive return on their investment in the securities, and that if the stock closing price of any underlying stock on the final calculation day has declined by more than 30% from its starting price, they will be fully exposed to the decline in the lowest performing underlying stock from its starting price and will lose more than 30%, and possibly all, of the face amount of their securities at maturity;

￭Understand that the term of the securities may be as short as approximately one year, and that they will not receive a higher call payment with respect to a later calculation day if the securities are called on an earlier calculation day;

￭Understand that the return on the securities will depend solely on the performance of the underlying stock that is the lowest performing underlying stock on each calculation day and that they will not benefit in any way from the performance of the better performing underlying stocks;

￭Understand that the securities are riskier than alternative investments linked to only one of the underlying stocks or linked to a basket composed of each underlying stock;

￭Understand and are willing to accept the full downside risks of each underlying stock;

￭Are willing to forgo interest payments on the securities and dividends on the underlying stocks; and

￭Are willing to hold the securities until maturity.

The securities are not designed for, and may not be an appropriate investment for, investors who:

￭Seek a liquid investment or are unable or unwilling to hold the securities to maturity;

￭Require full payment of the face amount of the securities at maturity;

￭Seek a security with a fixed term;

￭Are unwilling to accept the risk that, if the stock closing price of any underlying stock is less than its respective starting price on each calculation day, they will not receive any positive return on their investment in the securities;

￭Are unwilling to accept the risk that the stock closing price of any underlying stock on the final calculation day may decline by more than 30% from its respective starting price to its ending price, in which case they will lose a significant portion or all of their investment;

￭Seek current income;

￭Are unwilling to accept the risk of exposure to each of the underlying stocks;

￭Seek exposure to a basket composed of each underlying stock or a similar investment in which the overall return is based on a blend of the performances of the underlying stocks, rather than solely on the lowest performing underlying stock;

￭Seek exposure to the upside performance of any or each underlying stock beyond the applicable call premiums;

￭Are unwilling to accept our credit risk; or

￭Prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement for risks related to an investment in the securities. For more information about the underlying stocks, please see the sections titled “Bank of America Corporation Overview,” “Citigroup Inc. Overview” and “The Goldman Sachs Group, Inc. Overview” below.

December 2024 Page 5

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Bank of America Corporation, the Common Stock of Citigroup Inc. and the Common Stock of The Goldman Sachs Group, Inc. due December 23, 2026

Determining Timing and Amount of Payment on the Securities

The timing and amount of the payment you will receive will be determined as follows:

December 2024 Page 6

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Bank of America Corporation, the Common Stock of Citigroup Inc. and the Common Stock of The Goldman Sachs Group, Inc. due December 23, 2026

Hypothetical Payout Profile

The hypothetical payout profile below illustrates the call payment or maturity payment amount on the securities, as applicable, for a range of hypothetical performances of the lowest performing underlying stock from its respective starting price to its respective stock closing price on the applicable calculation day.

December 2024 Page 7

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Bank of America Corporation, the Common Stock of Citigroup Inc. and the Common Stock of The Goldman Sachs Group, Inc. due December 23, 2026

Scenario Analysis and Examples of Hypothetical Payments on the Securities

The following scenario analysis and examples are provided for illustrative purposes only and are hypothetical. Whether the securities are called will be determined by reference to the stock closing price of each underlying stock on the calculation days, and the maturity payment amount, if any, will be determined by reference to the stock closing price of each underlying stock on the final calculation day. The actual call payment with respect to each applicable calculation day, starting prices and downside threshold prices will be determined on the pricing date. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms*:

Investment term:	2 years

Hypothetical call payments:	The hypothetical call payment will be an amount in cash per face amount for each calculation day, as follows:
Call Payment

●1st calculation day: $1,212.50 ●2nd calculation day: $1,318.75 ●Final calculation day: $1,425.00

Hypothetical starting price:	With respect to the BAC Stock: $100
With respect to the C Stock: $100
With respect to the GS Stock: $100

Hypothetical downside threshold price:	With respect to the BAC Stock: $70, which is 70% of its hypothetical starting price
With respect to the C Stock: $70, which is 70% of its hypothetical starting price
With respect to the GS Stock: $70, which is 70% of its hypothetical starting price

* The hypothetical starting price of $100 for the underlying stocks has been chosen for illustrative purposes only and does not represent the actual starting price of any underlying stock. The actual starting prices and downside threshold prices will be determined on the pricing date and will be set forth under “Terms” above. For historical data regarding the actual closing prices of the underlying stocks, see the historical information set forth herein.

Automatic Call:

Example 1 — the securities are called following the second calculation day

Date	BAC Stock Closing Price	C Stock Closing Price	GS Stock Closing Price	Payment (per Security)
1st Calculation Day	$80 (below the starting price)	$120 (at or above the starting price)	$140 (at or above the starting price)	--
2nd Calculation Day	$110 (at or above the starting price)	$125 (at or above the starting price)	$135 (at or above the starting price)	$1,318.75

In this example, on the first calculation day, the stock closing prices of two of the underlying stocks are at or above their respective starting prices, but the stock closing price of the other underlying stock is below its respective starting price. Therefore, the securities are not called. On the second calculation day, the stock closing price of each underlying stock is at or above the respective starting price. Therefore, the securities are automatically called on the second call settlement date. Investors will receive a payment of $1,318.75 per security on the related call settlement date. No further payments will be made on the securities once they have been called, and investors do not participate in the appreciation in any underlying stock.

How to calculate the payment investors will receive at maturity:

In the following examples, one or more of the underlying stocks close below the respective starting price(s) on each of the calculation days prior to the final calculation day, and, consequently, the securities are not automatically called prior to, and remain outstanding until, maturity.

December 2024 Page 8

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Bank of America Corporation, the Common Stock of Citigroup Inc. and the Common Stock of The Goldman Sachs Group, Inc. due December 23, 2026

	BAC Stock Ending Price	C Stock Ending Price	GS Stock Ending Price	Maturity Payment Amount (per Security)
Example 1:	$150 (at or above its starting price)	$140 (at or above its starting price)	$142 (at or above its starting price)	$1,425.00
Example 2:	$80 (below its starting price but at or above its downside threshold price)	$110 (at or above its starting price and downside threshold price)	$120 (at or above its starting price and downside threshold price)	$1,000
Example 3:	$125 (at or above its starting price and downside threshold price)	$40 (below its downside threshold price)	$120 (at or above its starting price and downside threshold price)	$1,000 × ($40 / $100) = $400
Example 4:	$20 (below its downside threshold price)	$80 (below its starting price but at or above its downside threshold price)	$120 (at or above its starting price and downside threshold price)	$1,000 × ($20 / $100) = $200
Example 5:	$45 (below its downside threshold price)	$50 (below its downside threshold price)	$20 (below its downside threshold price)	$1,000 × ($20 / $100) = $200

In example 1, the ending price of each underlying stock is at or above its respective starting price. Therefore, investors receive at maturity the call payment applicable to the final calculation day. Investors do not participate in any appreciation in any underlying stock.

In example 2, the ending prices of two of the underlying stocks are at or above their starting prices and downside threshold prices, but the ending price of the other underlying stock is below its starting price and at or above its downside threshold price. The BAC Stock has declined 20% from its starting price to its ending price, the C Stock has increased 10% from its starting price to its ending price and the GS Stock has increased 20% from its starting price to its ending price. Therefore, investors receive $1,000 per security at maturity. Investors do not participate in any appreciation in any underlying stock.

In example 3, the ending prices of two of the underlying stocks are at or above their starting prices and downside threshold prices, but the ending price of the other underlying stock is below its respective downside threshold price. Therefore, investors are exposed to the downside performance of the lowest performing underlying stock at maturity. The BAC Stock has increased 25% from its starting price to its ending price, the C Stock has declined 60% from its starting price to its ending price and the GS Stock has increased 20% from its starting price to its ending price. Therefore, investors receive at maturity an amount equal to the face amount times the performance factor of the C Stock, which is the lowest performing underlying stock in this example.

In example 4, the ending price of one of the underlying stocks is at or above its starting price and downside threshold price, the ending price of one of the underlying stocks is below its starting price and at or above its downside threshold price, and the ending price of the other underlying stock is below its respective downside threshold price. Therefore, investors are exposed to the downside performance of the lowest performing underlying stock at maturity. The BAC Stock has declined 80% from its starting price to its ending price, the C Stock has declined 20% from its starting price to its ending price and the GS Stock has increased 20% from its starting price to its ending price. Therefore, investors receive at maturity an amount equal to the face amount the performance factor of the BAC Stock, which is the lowest performing underlying stock in this example.

In example 5, the ending price of each underlying stock is below its respective downside threshold price, and investors receive at maturity an amount equal to the face amount multiplied by the performance factor of the lowest performing underlying stock. The BAC Stock has declined 55% from its starting price to its ending price, the C Stock has declined 50% from its call starting price to its ending price and the GS Stock has declined 80% from its starting price to its ending price. Therefore, the maturity payment amount equals the face amount multiplied by the performance factor of the GS Stock, which is the lowest performing underlying stock in this example.

If the ending price of any underlying stock is below its respective downside threshold price, you will be exposed to the downside performance of the lowest performing underlying stock at maturity, and your maturity payment amount will be less than 70% of the face amount per security and could be zero.

December 2024 Page 9

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Bank of America Corporation, the Common Stock of Citigroup Inc. and the Common Stock of The Goldman Sachs Group, Inc. due December 23, 2026

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of the face amount of your securities at maturity. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of the face amount of your securities at maturity. If the securities have not been automatically called and if the ending price of any underlying stock is less than its respective downside threshold price of 70% of its starting price, you will be exposed to the decline in the price of the lowest performing underlying stock, as compared to its starting price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the face amount multiplied by the performance factor of the lowest performing underlying stock. In this case, you will lose more than 30%, and possibly all, of the face amount of your securities at maturity.

￭The appreciation potential of the securities is limited by the call payment specified for each calculation day. The appreciation potential of the securities is limited to the call payment specified for each calculation day if each underlying stock closes at or above its respective starting price on any calculation day. In all cases, you will not participate in any appreciation of any underlying stock, which could be significant.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying stock on any day, including in relation to its respective starting price and downside threshold price, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying stocks,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks or securities markets generally and which may affect the price of each underlying stock, odividend rates on the underlying stocks,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying stocks that may or may not require an adjustment to the adjustment factors, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the face amount of $1,000 per security if the closing price of any underlying stock at the time of sale is near or below its downside threshold price or if market interest rates rise.

You cannot predict the future performance of any underlying stock based on its historical performance. The price(s) of the underlying stocks may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The price(s) of one or more of the underlying stocks may decrease so that you will receive no return on your

December 2024 Page 10

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Bank of America Corporation, the Common Stock of Citigroup Inc. and the Common Stock of The Goldman Sachs Group, Inc. due December 23, 2026

investment and receive a maturity payment amount that is significantly less than the face amount. See “Bank of America Corporation Overview,” “Citigroup Inc. Overview” and “The Goldman Sachs Group, Inc. Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an automatic call or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the securities is not equivalent to investing in the underlying stocks. Investing in the securities is not equivalent to investing in the underlying stocks. Investors in the securities will not participate in any positive performance of any underlying stock, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the underlying stocks and received the dividends paid or distributions made on them.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic call feature of the securities. If the securities are called prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be called within the first year of the term of the securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying

December 2024 Page 11

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Bank of America Corporation, the Common Stock of Citigroup Inc. and the Common Stock of The Goldman Sachs Group, Inc. due December 23, 2026

stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the starting prices, the downside threshold prices and the ending prices and will calculate the amount of cash you receive upon an automatic call or at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may adversely affect the payout to you upon an automatic call or at maturity, if any. For further information regarding these types of determinations, see “General Terms of the Securities— Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events,” “—Adjustment Events,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day,” “—Alternate Exchange Calculation in Case of an Event of Default” and related definitions in the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlying stocks), including trading in the underlying stocks. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final calculation day approaches. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting price of an underlying stock, and, therefore, could increase (i) the starting price at or above which such underlying stock must close on the calculation days so that the securities are called for the call payment (depending also on the performance of the other underlying stocks) and (ii) the downside threshold price for such underlying stock, which is the price at or above which such

December 2024 Page 12

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Bank of America Corporation, the Common Stock of Citigroup Inc. and the Common Stock of The Goldman Sachs Group, Inc. due December 23, 2026

underlying stock must close on the final calculation day so that you do not suffer a significant loss on your initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities could potentially affect the price of any underlying stock on the calculation days, and, accordingly, whether we call the securities prior to maturity and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying stocks).

￭The maturity date may be postponed if the final calculation day is postponed. If the scheduled final calculation day is not a trading day or if a market disruption event occurs on that day so that the final calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the securities will be postponed to the third business day following that final calculation day as postponed.

￭Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying stocks to which the securities are linked.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information About the Securities – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for principal at risk securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Stocks

￭You are exposed to the price risk of each underlying stock. Your return on the securities is not linked to a basket consisting of the underlying stocks. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying stock. Poor performance by any underlying stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks. To receive the call premium, each underlying stock must close at or above its respective starting price on the applicable calculation day. In addition, if the securities have not been called and any underlying stock has declined to below its respective downside threshold price as of the final calculation day, you will be fully exposed to the decline in the lowest performing underlying stock over the term of the securities on a 1-to-1 basis, even if the other underlying stocks have appreciated or have not declined as much. Under this scenario, the value of any such maturity payment amount will be less than 70% of the face amount of your securities and could be zero. Accordingly, your investment is subject to the price risk of each underlying stock.

December 2024 Page 13

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Bank of America Corporation, the Common Stock of Citigroup Inc. and the Common Stock of The Goldman Sachs Group, Inc. due December 23, 2026

￭No affiliation with Bank of America Corporation, Citigroup Inc. or The Goldman Sachs Group, Inc. Bank of America Corporation, Citigroup Inc. or The Goldman Sachs Group, Inc. are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Bank of America Corporation, Citigroup Inc. or The Goldman Sachs Group, Inc. in connection with this offering.

￭We may engage in business with or involving Bank of America Corporation, Citigroup Inc. or The Goldman Sachs Group, Inc. without regard to your interests. We or our affiliates may presently or from time to time engage in business with Bank of America Corporation, Citigroup Inc. or The Goldman Sachs Group, Inc. without regard to your interests and thus may acquire non-public information about Bank of America Corporation, Citigroup Inc. or The Goldman Sachs Group, Inc. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Bank of America Corporation, Citigroup Inc. or The Goldman Sachs Group, Inc. which may or may not recommend that investors buy or hold the underlying stock.

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the final calculation day. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before a calculation day, this may decrease the stock closing price of an underlying stock to be less than its downside threshold price (resulting in a loss of a significant portion of all of your investment in the securities), materially and adversely affecting your return.

￭Historical closing prices of the underlying stocks should not be taken as an indication of the future performance of the underlying stocks during the term of the securities. No assurance can be given as to the price of the underlying stocks at any time, including on the final calculation day, because historical closing prices of the underlying stocks do not provide an indication of future performance of the underlying stocks.

December 2024 Page 14

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Bank of America Corporation, the Common Stock of Citigroup Inc. and the Common Stock of The Goldman Sachs Group, Inc. due December 23, 2026

Bank of America Corporation Overview

Bank of America Corporation is a bank holding company and a financial holding company. The BAC Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Bank of America Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-06523 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Bank of America Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the BAC Stock is accurate or complete.

The following graph sets forth the daily closing prices of the BAC Stock for the period from January 1, 2019 through November 27, 2024. The closing price of the BAC Stock on November 27, 2024 was $47.77. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the BAC Stock may have been adjusted for stock splits and other corporate events. The historical performance of the BAC Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the BAC Stock at any time, including on the calculation days.

Common Stock of Bank of America Corporation – Daily Closing Prices January 1, 2019 to November 27, 2024

This document relates only to the securities offered hereby and does not relate to the BAC Stock or other securities of Bank of America Corporation. We have derived all disclosures contained in this document regarding BAC Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Bank of America Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Bank of America Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the BAC Stock (and therefore the price of the BAC Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Bank of America Corporation could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the BAC Stock.

December 2024 Page 15

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Bank of America Corporation, the Common Stock of Citigroup Inc. and the Common Stock of The Goldman Sachs Group, Inc. due December 23, 2026

Citigroup Inc. Overview

Citigroup Inc. is a financial services holding company. The C Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Citigroup Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-09924 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Citigroup Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the C Stock is accurate or complete.

The following graph sets forth the daily closing prices of the C Stock for the period from January 1, 2019 through November 27, 2024. The closing price of the C Stock on November 27, 2024 was $70.16. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the C Stock may have been adjusted for stock splits and other corporate events. The historical performance of the C Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the C Stock at any time, including on the calculation days.

Common Stock of Citigroup Inc. – Daily Closing Prices January 1, 2019 to November 27, 2024

This document relates only to the securities offered hereby and does not relate to the C Stock or other securities of Citigroup Inc. We have derived all disclosures contained in this document regarding the C Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Citigroup Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Citigroup Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the C Stock (and therefore the price of the C Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Citigroup Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the C Stock.

December 2024 Page 16

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Bank of America Corporation, the Common Stock of Citigroup Inc. and the Common Stock of The Goldman Sachs Group, Inc. due December 23, 2026

The Goldman Sachs Group, Inc. Overview

The Goldman Sachs Group, Inc., a bank holding company, is a global investment banking and securities firm specializing in investment banking, trading and principal investments, asset management and securities services. The GS Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by The Goldman Sachs Group, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-14965 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding The Goldman Sachs Group, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the GS Stock is accurate or complete.

The following graph sets forth the daily closing prices of the GS Stock for the period from January 1, 2019 through November 27, 2024. The closing price of the GS Stock on November 27, 2024 was $605.43. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the GS Stock may have been adjusted for stock splits and other corporate events. The historical performance of the GS Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the GS Stock at any time, including on the calculation days.

Common Stock of The Goldman Sachs Group, Inc. – Daily Closing Prices January 1, 2019 to November 27, 2024

This document relates only to the securities offered hereby and does not relate to the GS Stock or other securities of The Goldman Sachs Group, Inc. We have derived all disclosures contained in this document regarding the GS Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to The Goldman Sachs Group, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding The Goldman Sachs Group, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the GS Stock (and therefore the price of the GS Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning The Goldman Sachs Group, Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the GS Stock.

December 2024 Page 17

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Bank of America Corporation, the Common Stock of Citigroup Inc. and the Common Stock of The Goldman Sachs Group, Inc. due December 23, 2026

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

Tax considerations

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for principal at risk securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for principal at risk securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, and any tax consequences arising under the laws of any state,

December 2024 Page 18

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Bank of America Corporation, the Common Stock of Citigroup Inc. and the Common Stock of The Goldman Sachs Group, Inc. due December 23, 2026

local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $23.25 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $17.50 per security. In addition to the selling concession allowed to WFA, WFS may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $2.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See "Plan of Distribution (Conflicts of Interest)" in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities. References therein to "agent" refer to each of MS & Co. and WFS, as agents for this offering, except that references to "agent" in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Estimated Value of the Securities” beginning on page 4.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for principal at risk securities and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Principal at Risk Securities dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for principal at risk securities or in the prospectus.

December 2024 Page 19